UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 5, 2026

Date of Report (Date of the earliest event reported)

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Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in Its Charter)

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Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Applewood Crescent

Vaughan, Ontario

Canada L4K 4B4

(Address of Principal Executive Offices) (Zip Code)

(905) 695-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BLCO	New York Stock Exchange	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 with respect to the Ross Agreement (as defined below) is hereby incorporated by reference into this Item 1.01.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2026, Bausch + Lomb Corporation (the “Company”) announced the appointment of Thomas J. Appio, Robert Chersi, Laurence Paul, M.D. and Barbara Trebbi to its board of directors (the “Board”), effective August 5, 2026, to fill the vacancies created by the resignations of Steven H. Collis, Karen L. Ling, Thomas W. Ross, Sr. and Andrew C. von Eschenbach, M.D. (collectively, the “Resigning Directors”) from the Board, effective August 5, 2026 .

The Board has determined that each of Mr. Chersi, Dr. Paul and Ms. Trebbi is independent in accordance with applicable New York Stock Exchange and Toronto Stock Exchange rules and applicable Canadian securities laws. At the time of this filing, the Board has not yet determined the committee(s), if any, to which Mr. Appio, Mr. Chersi, Dr. Paul and Ms. Trebbi will be appointed, nor has the Board determined who will serve as lead independent director.

Mr. Chersi, Dr. Paul and Ms. Trebbi will receive compensation in accordance with the Company’s Non-Employee Directors Compensation Policy (as in effect from time to time), as described in the Company’s 2026 Annual Proxy Statement, and each of Mr. Appio, Mr. Chersi, Dr. Paul and Ms. Trebbi have entered into the Company’s standard form of director indemnification agreement.

The new appointments were made at the request of Bausch Health Companies Inc. (“BHC”), the Company’s controlling shareholder. Mr. Appio is the Chief Executive Officer of BHC. The information required by Item 404(a) of Regulation S-K for Mr. Appio is included in the Company’s Definitive Proxy Statement related to the Company’s 2026 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 10, 2026, which information is incorporated herein by reference. Other than that, there are no arrangements or understandings between any of Mr. Appio, Mr. Chersi, Dr. Paul and Ms. Trebbi and any other person pursuant to which any of such individuals was selected as a director.

The resignations of the Resigning Directors were not due to any disagreement or dispute with the Company. In connection with their resignation and entry into a general mutual release of certain claims, the Company has agreed to pay the Resigning Directors prorated cash compensation for their service and accelerated the vesting, in full, of the outstanding and unvested restricted stock unit awards received by the Resigning Directors as part of their 2026 annual grant. In addition, the Company and Mr. Ross have entered into a consulting agreement, pursuant to which Mr. Ross has agreed to provide certain consulting and advisory services to the Company and the Board for a period of one (1) year, unless terminated earlier (the “Ross Agreement”). Pursuant to the Ross Agreement, Mr. Ross will be entitled to a consulting fee of $400,000, payable in four quarterly installments of $100,000. The Ross Agreement may be terminated by either party on 30 days’ prior written notice or by the Company immediately for cause.

The foregoing is a summary description of the terms of the Ross Agreement and is qualified in its entirety by the full text of the Ross Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Item 8.01  Other Events

On August 6, 2026, the Company issued a press release announcing the update to the Board along with certain financial information for the quarter ended June 30, 2026. A copy of the press release is attached as Exhibit 99.1 to this report.

The information in this Item 8.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 8.01 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release, dated August 6, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ A. Robert D. Bailey
Name:	A. Robert D. Bailey
Title:	Executive Vice President and Chief Legal Officer

Date: August 6, 2026